As filed with the Securities and Exchange Commission on July 14, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BELL INDUSTRIES, INC.

(Exact name of issuer as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	95-2039211 (I.R.S. employer identification number)

1960 E. Grand Ave. Suite 560, El Segundo, California 90245-4608 (310) 563-2355 (Address of Principal Executive Office)

Bell Industries, Inc. 2001 Stock Option Plan (Full title of the Plan)

TRACY A. EDWARDS	Copy to:
Chairman, President, and Chief Executive Officer Bell Industries, Inc. 1960 E. Grand Ave. Suite 560 El Segundo, California 90245 (310) 563-2355	BEN D. ORLANSKI, ESQ. Irell & Manella LLP 1800 Avenue of the Stars Los Angeles, California 90067 (310) 277-1010

(Name, address including zip code, and telephone number, including area code, of Registrants’ agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount to be	Maximum	Maximum
Title of	Registered	Offering Price	Aggregate	Amount of
Securities to be Registered	Shares	Per Share	Offering Price	Registration Fee

Common Stock, Without Par Value	500,000	$2.12 (1)	$1,060,000 (1)	$85.75

(1) Estimated solely for the purpose of computing the registration fee as the average of the high and low prices of the Common Stock reported on the American Stock Exchange on July 9, 2003 pursuant to Rule 457(h) and Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”).

EXPLANATORY NOTE

     This Registration Statement relates to 500,000 shares of the Common Stock of Bell Industries, Inc., a California corporation (the “Registrant”) issuable pursuant to the Registrant’s 2001 Stock Option Plan (the “Plan”). The Plan was filed as an exhibit to the Registrant’s quarterly report on Form 10-Q for the period ended September 30, 2001.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information

     Information required by Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Item 2.           Registrant Information and Employee Plan Annual Information.

     Information required by Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

     The following documents heretofore filed by the “Registrant” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

(2)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003;

(3)	all other reports filed by the Registrant with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period covered by the most recent Annual Report on Form 10-K referred to in (1), above; and

(4)	the description of the Registrant’s Common Stock set forth in the Registrant’s Registration Statement on Form 8-A/A, filed March 10, 2000, and including any other amendments or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

     Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

     None.

Item 6.           Indemnification of Directors and Officers.

     Section 317 of the California Corporations Code (the “CCC”) allows each corporation incorporated thereunder, such as Registrant, the power to indemnify its directors and officers against liabilities for certain of their acts. Section 309(c) of the CCC permits a provision in the articles of incorporation eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Registrant’s articles of incorporation contain such a provision.

     Article Five of Registrant’s Bylaws provides that each person who is or was a director or officer of Registrant shall be indemnified by Registrant as a right to the full extent permitted by the CCC. Registrant has also entered into indemnity agreements with its directors and executive officers. These agreements provide for indemnification of such individuals in cases where indemnification might not otherwise be available. Registrant has obtained directors’ and officers’ liability insurance which protect such directors and officers against certain liabilities which may arise from the performance of their respective duties.

Item 7.           Exemption from Registration Claimed.

     Not Applicable.

Item 8.           Exhibits.

Exhibit
Number	Description

4.1	Bell Industries, Inc. 2001 Stock Option Plan, incorporated by reference to Exhibit 99 of the Registrant’s Quarterly Report on Form 10-Q dated September 30, 2001

5.1*	Legal Opinion of Irell & Manella LLP

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Irell & Manella LLP (included in Exhibit 5.1 filed herewith)

24.1*	Power of Attorney (included on signature pages filed herewith)

*	Filed herewith.

Item 9.           Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of El Segundo, state of California, on this 11th day of July, 2003.

BELL INDUSTRIES, INC.

By:	/s/ Tracy A. Edwards Tracy A. Edwards
Chairman, President
and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tracy A. Edwards and John J. Cost, and each of them, his attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Tracy A. Edwards Tracy A. Edwards	Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	July 11, 2003

/s/ Russell A. Doll Russell A. Doll	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 11, 2003

/s/ John J. Cost John J. Cost	Director and Secretary	July 11, 2003

/s/ L. James Lawson L. James Lawson	Director	July 11, 2003

S-1

Signature	Title	Date

/s/ Michael R. Parks Michael R. Parks	Director	July 11, 2003

/s/ Mark E. Schwarz Mark E. Schwarz	Director	July 11, 2003

S-2

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Bell Industries, Inc. 2001 Stock Option Plan, incorporated by reference to Exhibit 99 of the Registrant’s Quarterly Report on Form 10-Q dated September 30, 2001

5.1*	Legal Opinion of Irell & Manella LLP

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Irell & Manella LLP (included in Exhibit 5.1 filed herewith)

24.1*	Power of Attorney (included on signature pages filed herewith)

*	Filed herewith.

E-1